UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2016

Mylan N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	333-199861	98-1189497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 4, Trident Place Mosquito Way, Hatfield, Hertfordshire	AL10 9UL
(Address of principal executive offices)	(Zip Code)

+44 (0) 1707 853 000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 10, 2016, Mylan N.V. (“Mylan”) announced a recommended public offer to the shareholders of Meda Aktiebolag (publ.) (“Meda”) to tender all their shares in Meda to Mylan (the “Offer”), with an enterprise value, including the net debt of Meda, of approximately SEK 83.6 billion (based on a SEK/USD exchange rate of 8.4158) or $9.9 billion at announcement. An offer document regarding the Offer (the “Offer Document”) and the prospectus issued in connection with the Offer (the “EU Prospectus”) were each made public on June 16, 2016 and, on July 21, 2016, Mylan published supplements to each of the Offer Document and the EU Prospectus. Mylan has also filed the Registration Statement (as defined below).

The acceptance period of the Offer expired at 5:00 p.m. (CET) on July 29, 2016. On August 2, 2016, Mylan announced the results of the Offer and declared the Offer to be unconditional. A total of 342,578,694 Meda shares were validly tendered and not withdrawn. The tendered shares represent approximately 94% of the total number of outstanding shares and votes in Meda as of July 29, 2016.

Settlement with respect to the Meda shares duly tendered by July 29, 2016 occurred on August 5, 2016. Meda shareholders that duly tendered received (i) in respect of 80% of the number of Meda shares tendered, SEK 165 in cash per Meda share, and (ii) in respect of the remaining 20% of the number of Meda shares tendered, 0.386 Mylan ordinary shares per Meda share, subject to the treatment of fractional shares in accordance with the Offer Document. Total consideration for the Meda shares acquired at settlement was approximately $6.6 billion, which includes cash consideration of approximately $5.3 billion and the issuance of approximately 26.4 million Mylan ordinary shares. Upon settlement, Meda became a controlled subsidiary of Mylan. Mylan has initiated compulsory acquisition proceedings under Swedish law regarding the Meda shares not tendered in the Offer and has acted to have Meda’s shares delisted from Nasdaq Stockholm.

The cash portion of the Offer consideration was financed in part with a portion of the net proceeds of Mylan’s private offering of $6.5 billion aggregate principal amount of senior notes which was completed on June 9, 2016.

The issuance of the Mylan ordinary shares in connection with the Offer, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Mylan’s Registration Statement on Form S-4 (File No. 333-210696), initially filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2016 and declared effective on June 16, 2016 (as amended, the “Registration Statement”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 2.01 of this Current Report on Form 8-K, the contents of which are incorporated by reference into this Item 2.03, upon settlement of the Offer on August 5, 2016, Meda became a controlled subsidiary of Mylan. As described in the Registration Statement, Meda is party to certain debt obligations, all of which remained outstanding following the settlement of the Offer. As of June 30, 2016, approximately SEK 28.35 billion aggregate principal amount of Meda’s outstanding debt obligations and committed bank facilities contained change of control provisions that were triggered upon settlement of the Offer.

The settlement of the Offer constituted a change of control under the Facilities Agreement, dated as of December 17, 2014 (as amended on October 29, 2015, the “Facilities Agreement”), among Meda, as borrower, the lenders party thereto (the “Lenders”) and Danske Bank A/S, as agent (“Danske”). As of June 30, 2016, there was SEK 20.31 billion aggregate principal amount of loans outstanding under the Facilities Agreement. In accordance with the terms of the Facilities Agreement, Meda is negotiating with Danske and the Lenders to agree to terms and conditions acceptable for continuing the Facilities Agreement. If no agreement is reached within 30 days of Danske’s receipt of notice from Meda of such change of control, each Lender may cancel its commitments and request repayment of its loans under the Facilities Agreement by notice to Meda, with repayment to be made not less than 30 days after such notice to Meda.

The settlement of the Offer constituted a Change of Control (as defined in the Loan Agreement referred to below) under the Loan Agreement, dated as of September 17, 2014 (the “Loan Agreement”), between Meda, as borrower, and AB Svensk Exportkredit (publ), as lender (“Svensk Exportkredit”). As of June 30, 2016, there was SEK 2 billion aggregate principal amount of loans outstanding under the Loan Agreement. In accordance with the terms of the Loan Agreement, Meda may negotiate with Svensk Exportkredit to agree to terms and conditions acceptable for continuing the Loan Agreement. If no agreement is reached within 30 days of Svensk Exportkredit’s receipt of notice from Meda of the Change of Control, Svensk Exportkredit may cancel its commitment and demand repayment of the loans under the Loan Agreement by notice to Meda, with repayment to be made not less than 30 days after such notice to Meda. The loans under the Loan Agreement will be repaid in accordance with the terms thereof.

The settlement of the Offer constituted a change of control under the terms of the notes issued by Meda under its MTN Program. As of June 30, 2016, there was SEK 1.35 billion aggregate principal amount of notes outstanding under Meda’s MTN program. In accordance with the terms of the notes, Meda notified the noteholders of the occurrence of the change of control on August 5, 2016. As a result of such change of control, each noteholder has an individual right (a “put right”) to demand early redemption of the notes at their principal amount, together with accrued interest up to and including the date of redemption. The date of redemption for the notes of the noteholders that choose to exercise their put rights will be November 3, 2016. Each noteholder that wishes to exercise a put right must inform Meda thereof no later than October 4, 2016. The distribution of the redemption amount will be administered by Euroclear Sweden AB.

The settlement of the Offer constituted an Acceleration Event (as defined in the Rottapharm Agreement referred to below) under the Sale and Purchase Agreement, dated as of July 30, 2014 (the “Rottapharm Agreement”), among Fidim S.r.l., Meda Pharma S.p.A and Meda, the occurrence of which accelerated a deferred payment of €275 million relating to Meda’s acquisition of Rottapharm S.p.A. which otherwise would have been payable in January 2017.

Mylan anticipates that it will have sufficient liquidity to repurchase, repay or refinance any of the foregoing Meda debt obligations to the extent required.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Forward-Looking Statements

This report contains “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include, without limitation, statements that Mylan anticipates that it will have sufficient liquidity to repurchase, repay or refinance Meda’s outstanding debt obligations to the extent required. These may often be identified by the use of words such as “will,” “may,” “could,” “should,” “would,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue,” “target” and variations of these words or comparable words. Because forward-looking statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties related to Mylan’s acquisition of Meda (the “Meda Transaction”); the possibility that Mylan will not be able to repurchase, repay or refinance Meda’s outstanding debt obligations on favorable terms or at all; the ability to meet expectations regarding the accounting and tax treatments of Mylan’s acquisition (the “EPD Transaction”) of Mylan Inc. and Abbott Laboratories’ non-U.S. developed markets specialty and branded generics business (the “EPD Business”) and the Meda Transaction; changes in relevant tax and other laws, including but not limited to changes in the U.S. tax code and healthcare and pharmaceutical laws and regulations in the U.S. and abroad; the integration of the EPD Business and Meda being more difficult, time-consuming, or costly than expected; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients, or suppliers) being greater than expected following the EPD Transaction and the Meda Transaction; the retention of certain key employees of the EPD Business and Meda being difficult; the possibility that Mylan may be unable to achieve expected synergies and operating efficiencies in connection with the EPD Transaction and the Meda Transaction within the expected time-frames or at all and to successfully integrate the EPD Business and Meda; expected or targeted future financial and operating performance and results; the capacity to bring new products to market, including but not limited to where Mylan uses its business judgment and decides to manufacture, market, and/or sell products, directly or through third parties, notwithstanding the fact that allegations of patent infringement(s) have not been finally resolved by the courts (i.e., an “at-risk launch”); any regulatory, legal, or other impediments to Mylan’s ability to bring new products to market; success of clinical trials and Mylan’s ability to execute on new product opportunities; any changes in or difficulties with Mylan’s inventory of, and Mylan’s ability to manufacture and distribute, the EpiPen® Auto-Injector to meet anticipated demand; the scope, timing, and outcome of any ongoing legal proceedings and the impact of any such proceedings on financial condition, results of operations, and/or cash flows; the ability to protect intellectual property and preserve intellectual property rights; the effect of any changes in customer and supplier relationships and customer purchasing patterns; the ability to attract and retain key personnel; changes in third-party relationships; the impact of competition; changes in the economic and financial conditions of the businesses of Mylan; the inherent challenges, risks, and costs in identifying, acquiring, and integrating complementary or strategic acquisitions of other companies, products, or assets and in achieving anticipated synergies; uncertainties and matters beyond the control of management; and inherent uncertainties involved in the estimates and judgments used in the preparation of financial statements, and the providing of estimates of financial measures, in accordance with accounting principles generally accepted in the United States and related standards or on an adjusted basis. For more detailed information on the risks and uncertainties associated with Mylan’s business activities, see the risks described in Mylan’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended, Mylan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and Mylan’s other filings with the SEC. These risks and uncertainties also include those risks and uncertainties that are discussed in the Offer Document, the Registration Statement and the EU Prospectus. On July 21, 2016, Mylan published supplements to each of the Offer Document and the EU Prospectus. You can access Mylan’s filings with the SEC through the SEC website at www.sec.gov, and Mylan strongly encourages you to do so. Mylan undertakes no obligation to update any statements herein for revisions or changes after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN N.V.

Date: August 11, 2016	By:	/s/ Kenneth S. Parks
Kenneth S. Parks
Chief Financial Officer